EXHIBIT 10b


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Independent Auditors' Consent




We consent to the use in this    Pre-Effective Amendment No. 1 to
the
Registration Statement of Great-West Life & Annuity Insurance Company on Form N-4 of our report dated January 19, 1996, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the headings "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Denver, Colorado
   July 31, 1996